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Prospectus Supplement

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

1.750% Senior Notes due 2030	$1,250,000,000	99.898%	$1,248,725,000	$162,084.51

2.800% Senior Notes due 2050	$750,000,000	99.715%	$747,862,500	$97,072.56

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. The total registration fee due for this offering is $259,157.07.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228352

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 13, 2018)

$1,250,000,000 1.750% Senior Notes due 2030

$750,000,000 2.800% Senior Notes due 2050

         We are offering $1,250,000,000 aggregate principal amount of 1.750% Senior Notes due 2030 (the "2030 notes") and $750,000,000 aggregate principal amount of 2.800% Senior Notes due 2050 (the "2050 notes" and, together with the 2030 notes, the "notes").

         We will pay interest on the notes semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2021. The 2030 notes will mature on September 15, 2030 and the 2050 notes will mature on September 15, 2050.

         The notes will be senior unsecured obligations and will rank equal in right of payment with our other existing and future senior unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the notes, and senior in right of payment to any of our future subordinated indebtedness. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

         We may redeem the notes of either series in whole or in part at any time at the applicable redemption price set forth under "Description of Notes—Optional Redemption." Upon the occurrence of a Change of Control Triggering Event (as defined under the caption "Description of Notes" in this prospectus supplement), we may be required to offer to purchase the notes from the holders as described in this prospectus supplement under the caption "Description of Notes—Change of Control."

         We do not intend to apply for listing of the notes on any securities exchange. Currently, there are no public markets for the notes.

         Investing in the notes involves risks, including those described in the "Risk Factors" section beginning on page S-6 of this prospectus supplement and the sections entitled "Risk Factors" beginning on page 27 of our Annual Report on Form 10-K for the year ended December 31, 2019, and beginning on page 49 of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Public offering price(1)		Underwriting discounts		Proceeds to Regeneron, before expenses(1)
	Per note	Total	Per note	Total	Per note	Total
2030 notes	99.898%	$1,248,725,000	0.650%	$8,125,000	99.248%	$1,240,600,000
2050 notes	99.715%	$747,862,500	0.875%	$6,562,500	98.840%	$741,300,000

Total		$1,996,587,500		$14,687,500		$1,981,900,000

(1)
Plus accrued interest, if any, from August 12, 2020 to the date of delivery, if settlement occurs after that date.

         Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking S.A. and Euroclear Bank S.A./N.V., against payment in New York, New York on or about August 12, 2020.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan

Bookrunners

US Bancorp	Barclays (Notes due 2030)	Citigroup (Notes due 2030)	Fifth Third Securities (Notes due 2050)	MUFG (Notes due 2050)

Senior Co-Managers

Barclays (Notes due 2050)	Citigroup (Notes due 2050)	Fifth Third Securities (Notes due 2030)	MUFG (Notes due 2030)

Co-Managers

Bank of Ireland	Citizens Capital Markets	Loop Capital Markets	PNC Capital Markets LLC

August 7, 2020

Prospectus Supplement

Prospectus

        We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, or any free writing prospectus we file in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus is current only as of the respective dates of such documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering. The second part is the accompanying prospectus dated November 13, 2018, which provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering of the notes.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a "shelf" registration process. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information you should know before investing. This prospectus supplement also adds to, updates, and changes information contained in the accompanying prospectus. Before investing in the notes, you should read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information and Incorporation By Reference" beginning on page S-41 of this prospectus supplement and any free writing prospectus we file with the SEC relating to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined together with additional information described under "Where You Can Find More Information and Incorporation By Reference" on page S-41.

        When used in this prospectus supplement, the terms "Regeneron," "Company," "we," "our," and "us" refer to Regeneron Pharmaceuticals, Inc. and its subsidiaries, unless otherwise specified, including under the caption "Description of Notes," or required by context.

        If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus. If the information varies between this prospectus supplement and a document we have incorporated by reference, you should rely on the information in the more recent document.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants, and other advisors for legal, tax, business, financial, and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

NOTE REGARDING TRADEMARKS AND TRADE NAMES

        "ARCALYST®," "EYLEA®," "Libtayo®" (in the United States), "Praluent®" (in the United States), "Regeneron®," "Regeneron Genetics Center®," "Veloci-Bi®," "VelociGene®," "VelociMab®," "VelocImmune®," "VelociMouse®," "VelociSuite®," "VelociT™," and "ZALTRAP®" are trademarks of Regeneron Pharmaceuticals, Inc. Trademarks and trade names of other companies appearing in this prospectus supplement are, to the knowledge of Regeneron Pharmaceuticals, Inc., the property of their respective owners.

S-ii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and other statements that Regeneron may make, contain forward-looking statements with respect to Regeneron's future financial or business performance, strategies, or expectations, and actual events or results may differ materially from these forward-looking statements. Words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.

        These statements concern, and these risks and uncertainties include, among others, the impact of SARS-CoV-2 (the virus that has caused the COVID-19 pandemic) on Regeneron's business and its employees, collaborators, and suppliers and other third parties on which Regeneron relies, Regeneron's and its collaborators' ability to continue to conduct research and clinical programs, Regeneron's ability to manage its supply chain, net product sales of products marketed by Regeneron and/or its collaborators (collectively, "Regeneron's Products"), and the global economy; the nature, timing, and possible success and therapeutic applications of Regeneron's Products and our product candidates and research and clinical programs now underway or planned, including without limitation EYLEA® (aflibercept) Injection, Dupixent® (dupilumab) Injection, Libtayo® (cemiplimab) Injection, Praluent® (alirocumab) Injection, Kevzara® (sarilumab) Injection, fasinumab, evinacumab, REGN-EB3, garetosmab, pozelimab, REGN-COV2, Regeneron's oncology programs (including its costimulatory bispecific portfolio), Regeneron's earlier-stage programs, and the use of human genetics in Regeneron's research programs; the likelihood and timing of achieving any of our anticipated development milestones; safety issues resulting from the administration of Regeneron's Products and product candidates in patients, including serious complications or side effects in connection with the use of Regeneron's Products and product candidates in clinical trials; the likelihood, timing, and scope of possible regulatory approval and commercial launch of our product candidates and new indications for Regeneron's Products, including without limitation EYLEA, Dupixent, Libtayo, Praluent, Kevzara, fasinumab, evinacumab, REGN-EB3, garetosmab, pozelimab, REGN-COV2, and REGN1979; the extent to which the results from the research and development programs conducted by us and/or our collaborators may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; ongoing regulatory obligations and oversight impacting Regeneron's Products (such as EYLEA, Dupixent, Libtayo, Praluent, and Kevzara), research and clinical programs, and business, including those relating to patient privacy; determinations by regulatory and administrative governmental authorities which may delay or restrict our ability to continue to develop or commercialize Regeneron's Products and product candidates; competing drugs and product candidates that may be superior to, or more cost effective than, Regeneron's Products and product candidates; uncertainty of market acceptance and commercial success of Regeneron's Products and product candidates and the impact of studies (whether conducted by Regeneron or others and whether mandated or voluntary) on the commercial success of Regeneron's Products and product candidates; our ability to manufacture and manage supply chains for multiple products and product candidates; the ability of our collaborators, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron's Products and product candidates; the availability and extent of reimbursement of Regeneron's Products from third-party payers, including private payer healthcare and insurance programs, health maintenance organizations, pharmacy benefit management companies, and government programs such as Medicare and Medicaid; coverage and reimbursement determinations by such payers and new policies and procedures adopted by such payers; unanticipated expenses; the costs of developing, producing, and selling products; our ability to meet any of our financial projections or guidance, including, without limitation, capital expenditures, and changes to the assumptions underlying those projections or guidance; the potential for any license or collaboration agreement, including our agreements with Sanofi, Bayer, and Teva Pharmaceutical Industries Ltd. (or their respective affiliated companies, as

S-iii

applicable), to be cancelled or terminated without any further product success; and risks associated with intellectual property of other parties and pending or future litigation relating thereto (including, without limitation, the patent litigation and other related proceedings relating to EYLEA, Dupixent, and Praluent described further in the notes to our financial statements incorporated by reference into this prospectus supplement), other litigation and other proceedings and government investigations relating to the Company and/or its operations (including, without limitation, those described in the notes to our financial statements incorporated by reference into this prospectus supplement), the ultimate outcome of any such proceedings and investigations, and the impact any of the foregoing may have on our business, prospects, operating results, and financial condition.

        You are cautioned not to rely on any such statements. In evaluating such statements, shareholders and potential investors should specifically consider the various factors described in the "Risk Factors" on page S-6 of this prospectus supplement and in our documents filed with the SEC, which could cause actual events and results to differ materially from those indicated by such forward-looking statements. We do not undertake any obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise.

S-iv

SUMMARY

        The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all the information that is important to you. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, before making an investment decision.

Regeneron Pharmaceuticals, Inc.

        Regeneron Pharmaceuticals, Inc. is a fully integrated biotechnology company that discovers, invents, develops, manufactures, and commercializes medicines for the treatment of serious diseases. Our commercialized medicines and product candidates in development are designed to help patients with eye diseases, allergic and inflammatory diseases, cancer, cardiovascular and metabolic diseases, pain, infectious diseases, and rare diseases.

        Our core business strategy is to maintain a strong foundation in basic scientific research and discovery-enabling technologies, and to build on that foundation with our clinical development, manufacturing, and commercial capabilities. Our objective is to continue to be an integrated, multi-product biotechnology company that provides patients and medical professionals with important options for preventing and treating human diseases.

        We currently have seven products that have received marketing approval, which are currently marketed by us, Bayer, and/or Sanofi: EYLEA® (aflibercept) Injection, Dupixent® (dupilumab) Injection, Libtayo® (cemiplimab) Injection, Praluent® (alirocumab) Injection, Kevzara® (sarilumab) Solution for Subcutaneous Injection, ARCALYST® (rilonacept) Injection for Subcutaneous Use, and ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion. All 23 of our product candidates in clinical development, including the five U.S. Food and Drug Administration ("FDA") approved products that we are investigating in additional indications, were discovered in our research laboratories. We believe that our ability to develop product candidates is enhanced by the application of our VelociSuite® technology platforms. We continue to invest in the development of enabling technologies to assist in our efforts to identify, develop, manufacture, and commercialize new product candidates. Our preclinical research programs include the areas of oncology/immuno-oncology, angiogenesis, ophthalmology, metabolic and related diseases, muscle diseases and disorders, inflammation and immune diseases, bone and cartilage, pain and neurobiology, cardiovascular diseases, infectious diseases, and diseases related to aging.

        Our principal executive offices are located at 777 Old Saw Mill River Road, Tarrytown, New York 10591, and our telephone number at that address is (914) 847-7000. Our website address is www.regeneron.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement.

 The Offering

        The following is a brief summary of the terms of the offering. Important details, limitations, and exceptions related to the terms of the notes are described in more detail under the caption "Description of Notes." In the summarized descriptions of the terms of the notes, "we" refers only to Regeneron Pharmaceuticals, Inc. and not its subsidiaries. To understand all of the terms of the notes and the terms and conditions of this offering, you should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein and therein.

Issuer	Regeneron Pharmaceuticals, Inc.
Notes Offered	$1,250,000,000 aggregate principal amount of 1.750% Senior Notes due 2030.
$750,000,000 aggregate principal amount of 2.800% Senior Notes due 2050.
Original Issue Date	August 12, 2020.
Maturity Dates	2030 notes: September 15, 2030.
2050 notes: September 15, 2050.
Interest Rates	1.750% per annum for the 2030 notes.
2.800% per annum for the 2050 notes.
Interest Payment Dates	Interest on the notes will accrue from August 12, 2020, and is payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2021.
Optional Redemption

We may redeem some or all of the notes of either series, at any time prior to the applicable Par Call Date (as defined under the caption "Description of Notes" in this prospectus supplement), at the applicable redemption prices described in this prospectus supplement. From and after the Par Call Date, we may redeem the applicable notes at 100% of the principal amount of the notes to be redeemed plus accrued interest. See "Description of Notes—Optional Redemption."

Repurchase Upon a Change of Control

Upon the occurrence of a Change of Control Triggering Event (as defined under the caption "Description of Notes" in this prospectus supplement), unless we have exercised our option to redeem the notes, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. See "Description of Notes—Change of Control."

Covenants	The indenture governing the notes will contain covenants that, among other things, will limit our ability and the ability of our subsidiaries to:
• issue, assume, or guarantee debt secured by Principal Property (as defined under the caption "Description of Notes" in this prospectus supplement);

• enter into certain sale and leaseback transactions; and
• consolidate, merge, or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to important exceptions and qualifications, as described in the sections titled "Description of Notes—Limitation on Liens," "Description of Notes—Limitation on Sale and Leaseback Transactions," "Description of Notes—Exempted Liens and Sale and Leaseback Transactions," and "Description of Notes—Merger, Consolidation or Sale of Assets."

Ranking

The notes will be senior unsecured obligations and will rank equal in right of payment with our other existing and future senior unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the notes, and senior in right of payment to any of our future subordinated indebtedness. The notes will be effectively subordinated to all of our existing and future secured indebtedness, including amounts outstanding under our Lease Financing Facility (as defined under the caption "Risk Factors" in this prospectus supplement) and other secured liabilities, if any, to the extent of the value of the assets securing such indebtedness and liabilities. The notes will be structurally subordinated to all existing and future obligations of our subsidiaries. As of June 30, 2020, we had $715.9 million of secured debt outstanding, consisting of amounts outstanding under our Lease Financing Facility, and our subsidiaries had no outstanding indebtedness (excluding intercompany indebtedness).

Use of Proceeds

The net proceeds from this offering are estimated to be $1,977 million (after deducting underwriting discounts and our estimated offering expenses). We intend to use the net proceeds from this offering to repay in full the $1.5 billion principal amount of loans outstanding under the Sanofi Repurchase Bridge Facility (as defined under the caption "Use of Proceeds" in this prospectus supplement) and to pay accrued interest and related fees and expenses in connection therewith. The remainder will be used for other general corporate purposes. See "Use of Proceeds."

Further Issuances

We may from time to time, without notice to or the consent of the holders or beneficial owners of the notes, create and issue additional notes of any of the series having the same ranking and the same interest rate, maturity, and other terms as the notes of the applicable series. Any additional notes having such similar terms, together with that series of notes, could be considered part of the same series of notes under the indenture; provided that if the additional notes are not fungible with the notes of such series for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Denomination and Form

We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company ("DTC"). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking S.A. and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which, in turn, will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form, and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors

Investing in the notes involves substantial risks. Before investing in the notes, you should carefully read and consider the information set forth in the "Risk Factors" section beginning on page S-6 of this prospectus supplement and the sections entitled "Risk Factors" beginning on page 27 of our Annual Report on Form 10-K for the year ended December 31, 2019, and beginning on page 49 of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, each of which is incorporated by reference into this prospectus supplement.

Conflict of Interest

Affiliates of certain of the underwriters may receive at least 5% of the net proceeds from this offering in connection with the repayment of the Sanofi Repurchase Bridge Facility. Accordingly, this offering is being made in compliance with the requirements of Financial Industry Regulatory Authority, Inc. ("FINRA") Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. No underwriter that will receive, through any of its affiliates, at least 5% of the net proceeds from this offering will confirm sales of the notes to any account over which such underwriter exercises discretionary authority without the prior written approval of the customer. See "Underwriting (Conflicts of Interest)—Other Relationships; Conflicts of Interest."

Trustee	U.S. Bank National Association.
Governing Law	New York.
Extended Settlement

We expect to deliver the notes against payment for the notes on or about August 12, 2020, which will be the third business day following the pricing of the notes (such settlement cycle being referred to as "T+3"). See "Underwriting (Conflicts of Interest)."

RISK FACTORS

        Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the notes. As used below under the sub-caption "Risks Related to the Offering," the terms "Regeneron," "Company," "we," "our," "us," and other similar references refer only to Regeneron Pharmaceuticals, Inc. and not to any of its subsidiaries. In addition, you should carefully consider, among other things, the matters discussed in the sections entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, and other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement. The risks and uncertainties described below and in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any such risks actually occur, our business, financial condition, and results of operations would suffer. In that event, you may lose all or part of your investment.

Risks Related to our Business

Please see "Risk Factors" under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 (including the risk factor entitled "Our business may be further adversely affected by the effects of the COVID-19 pandemic") for a discussion of risks affecting our business, in addition to the risks set out below.

Risks Related to the Offering

The indenture does not restrict the amount of additional unsecured debt that we may incur.

        The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that we may incur. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a potential decline in the market value of your notes, and a risk that the credit ratings of the notes are lowered or withdrawn.

The notes are obligations exclusively of Regeneron and not of our subsidiaries, and payment to holders of the notes will be structurally subordinated to the liabilities of our subsidiaries.

        The notes are not guaranteed by any of our subsidiaries and therefore the notes will be structurally subordinated to any secured and unsecured indebtedness and other liabilities of our subsidiaries. The notes will be structurally subordinated to our subsidiaries' obligations with respect to that indebtedness, and our guarantee of that indebtedness will rank equal in right of payment with the notes. In addition, our obligations under the notes will be structurally subordinated to guarantees by our subsidiaries of our indebtedness. As of June 30, 2020, our subsidiaries had no outstanding indebtedness (excluding intercompany indebtedness). The terms of the notes and the indenture do not preclude our subsidiaries from incurring debt or other liabilities or providing guarantees that will be structurally senior to the notes.

The notes are our unsecured obligations and will be effectively junior to existing and future secured indebtedness.

        The notes will be our senior unsecured obligations. Holders of our existing and future secured debt may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes. Holders of our existing and future secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation, or similar proceeding. In the event of our bankruptcy, liquidation, or similar proceeding, holders of our existing and future secured debt would be entitled to proceed against their collateral, and the assets securing that collateral may not be available for payment of unsecured debt, including the notes. As a result, the notes will be effectively subordinated to all of our existing and future secured indebtedness, including amounts outstanding under our 2017 lease financing facility with Banc of America Leasing & Capital LLC, as lessor, and a syndicate of lenders relating to our Tarrytown facilities (the "Lease Financing Facility"), and other secured liabilities, if any, to the extent of the value of the assets securing such indebtedness and liabilities. As of June 30, 2020, we had $715.9 million of secured debt outstanding, consisting of amounts outstanding under our Lease Financing Facility.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of a Change of Control Triggering Event, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at prices equal to 101% of their respective principal amount, plus accrued and unpaid interest, if any, to but not including the date of repurchase. If we experience a Change of Control Triggering Event, we may lack sufficient financial resources to satisfy our obligations to repurchase the notes. Our failure to repurchase a series of notes as required under the indenture governing that series of notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of Notes—Change of Control."

The terms of the indenture and the notes provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

        While the indenture and the notes contain terms intended to provide protection to holders of the notes upon the occurrence of certain events involving significant corporate transactions or our creditworthiness, these terms are limited and may not be sufficient to protect your investments in the notes.

        As described under "Description of Notes—Change of Control," upon the occurrence of a Change of Control Triggering Event, holders are entitled to require us to repurchase their notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to but not including the date of repurchase. However, the definition of the term "Change of Control Triggering Event" is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively impact the value of your notes. As such, if we were to enter into a significant corporate transaction that would negatively impact the value of the notes, but which would not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase the notes prior to their maturity.

        Furthermore, the indenture for the notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow, or liquidity;

  •
  limit our ability to incur unsecured indebtedness that is equal in right of payment to the notes;

  •
  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

  •
  restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

  •
  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

        As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances, and events that could have an adverse impact on your investment in the notes.

Active trading markets for the notes may not develop, which could limit their market prices or your ability to sell them.

        The notes are new issues of debt securities for which there currently are no trading markets. As a result, we cannot provide any assurance that any markets will develop for the notes or that you will be able to sell your notes. We have no plans to list the notes on any securities exchange or to arrange for quotation on any automated quotation system. If any of the notes are traded after their initial issuance, they may trade at discounts from their initial offering prices depending on prevailing interest rates, the markets for similar securities, general economic conditions, our financial condition, performance, prospects, and other factors. The underwriters have advised us that they intend to make a market in each series of notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes of any series, that you will be able to sell your notes at a particular time, or that the prices you receive when you sell will be favorable. To the extent active trading markets do not develop, the liquidity and trading prices for the notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

Our credit ratings may not reflect all risks of your investment in the notes.

        Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of each series of notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell, or hold any security and may be revised or withdrawn at any time by the issuing organization. An agency's rating should be evaluated independently of any other agency's rating.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

        The selected condensed consolidated historical income statement data "as previously reported" for the years ended December 31, 2019, 2018, and 2017 and the selected consolidated historical balance sheet data as of December 31, 2019, 2018, and 2017, presented below have been derived from our audited consolidated financial statements. The selected condensed consolidated historical income statement data for the six months ended June 30, 2020 and 2019 and the selected consolidated historical balance sheet data as of June 30, 2020 presented below have been derived from our unaudited consolidated financial statements. Effective January 1, 2020, we changed the presentation of cost reimbursements from collaborators who are not deemed to be our customers from collaboration revenue to a reduction of the corresponding operating expense (i.e., either Research and development or Selling, general, and administrative) incurred by us. We also changed the presentation of amounts recognized in connection with up-front and development milestone payments received from collaboration revenue to Other operating income. The change in presentation has been applied retrospectively to the selected condensed consolidated income statement data from our previously audited financial statements, as shown in the table below. Results for the six months ended June 30, 2020 may not be indicative of the results for the year ending December 31, 2020. All financial data presented in this prospectus supplement have been prepared in accordance with United States generally accepted accounting principles.

        This information should be read in conjunction with our consolidated financial statements (including the related notes thereto) and the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, each of which is incorporated by reference into this prospectus supplement.

			Year Ended December 31, 2019			Year Ended December 31, 2018			Year Ended December 31, 2017
	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
(in millions)			As Previously Reported*	Adjustments	As Revised	As Previously Reported*	Adjustments	As Revised	As Previously Reported*	Adjustments	As Revised
Income statement data:
Revenues:
Net product sales	$2,463.6	$2,309.7	$4,834.4	—	$4,834.4	$4,106.2	—	$4,106.2	$3,718.5	—	$3,718.5
Sanofi collaboration revenue	516.0	57.8	1,426.8	$(1,023.2)	403.6	1,111.1	$(1,236.8)	(125.7)	877.2	$(1,266.9)	(389.7)
Bayer collaboration revenue	525.6	541.2	1,188.8	(43.2)	1,145.6	1,076.7	(40.6)	1,036.1	938.1	(92.1)	846.0
Other revenue	275.0	41.7	413.4	(239.4)	174.0	416.8	(287.8)	129.0	338.4	(255.7)	82.7

	3,780.2	2,950.4	7,863.4	(1,305.8)	6,557.6	6,710.8	(1,565.2)	5,145.6	5,872.2	(1,614.7)	4,257.5

Expenses:
Research and development	1,305.9	1,371.6	3,036.6	(586.6)	2,450.0	2,186.1	(717.3)	1,468.8	2,075.1	(894.6)	1,180.5
Selling, general, and administrative	715.6	585.7	1,834.8	(492.9)	1,341.9	1,556.2	(429.0)	1,127.2	1,320.4	(380.4)	940.0
Cost of goods sold	181.3	137.9	362.3	—	362.3	180.0	—	180.0	202.5	—	202.5
Cost of collaboration and contract manufacturing	311.5	180.0	419.9	(17.1)	402.8	254.1	(16.6)	237.5	194.6	(25.2)	169.4
Other operating (income) expense, net	(90.6)	(120.4)	—	(209.2)	(209.2)	—	(402.3)	(402.3)	—	(314.5)	(314.5)

	2,423.7	2,154.8	5,653.6	(1,305.8)	4,347.8	4,176.4	(1,565.2)	2,611.2	3,792.6	(1,614.7)	2,177.9

Income from operations	1,356.5	795.6	2,209.8	—	2,209.8	2,534.4	—	2,534.4	2,079.6	—	2,079.6

Other income (expense), net	231.0	(24.8)	219.3	—	219.3	19.1	—	19.1	(1.1)	—	(1.1)

Income before income taxes	1,587.5	770.8	2,429.1	—	2,429.1	2,553.5	—	2,553.5	2,078.5	—	2,078.5
Income tax expense	65.6	116.6	313.3	—	313.3	109.1	—	109.1	880.0	—	880.0

Net income	$1,521.9	$654.2	$2,115.8	—	$2,115.8	$2,444.4	—	$2,444.4	$1,198.5	—	$1,198.5

*
See above and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, which is incorporated by reference into this prospectus supplement, for a description of certain presentation changes effective January 1, 2020.

		December 31,
	June 30, 2020
(in millions)		2019	2018	2017
Balance sheet data:
Cash, cash equivalents, and marketable securities (current and non-current)	$5,731.8	$6,471.1	$4,564.9	$2,896.0
Total assets	$14,428.7	$14,805.2	$11,734.5	$8,764.3
Finance lease liabilities	$715.9	$713.9	$708.5	$703.5
Stockholders' equity	$9,057.4	$11,089.7	$8,757.3	$6,144.1

 USE OF PROCEEDS

        The net proceeds from this offering are estimated to be $1,977 million (after deducting underwriting discounts and our estimated offering expenses). We intend to use the net proceeds from this offering to repay in full the $1.5 billion principal amount of loans outstanding under the credit agreement by and among us, as the borrower, Goldman Sachs Bank USA, as administrative agent, sole bookrunner, sole lead arranger, and a lender, and the other lenders party thereto from time to time (the "Sanofi Repurchase Bridge Facility") and to pay accrued interest and related fees and expenses in connection therewith. The remainder will be used for other general corporate purposes.

        On May 25, 2020, we entered into the Sanofi Repurchase Bridge Facility. Pursuant to the credit agreement for the Sanofi Repurchase Bridge Facility, the lenders provided commitments for a $1.5 billion senior unsecured 364-day bridge loan facility, which was funded in full on May 28, 2020. The proceeds of the loans under the Sanofi Repurchase Bridge Facility were used to fund, in part, the repurchase of shares of our common stock from Sanofi and to pay related fees, costs, and expenses.

        The loans under the Sanofi Repurchase Bridge Facility bear interest at a variable interest rate based on either the London Interbank Offered Rate or the alternate base rate, plus an applicable margin that varies with our debt rating and total leverage ratio. As of June 30, 2020, we had $1.5 billion principal amount of loans outstanding under the Sanofi Repurchase Bridge Facility and the loans bore interest at a rate of 2.75% per annum. The Sanofi Repurchase Bridge Facility matures, and all amounts outstanding thereunder will become due and payable in full, on May 27, 2021. We are required to prepay the loans under the Sanofi Repurchase Bridge Facility on a dollar-for-dollar basis with the net proceeds from this offering.

        Affiliates of certain of the underwriters are lenders under the Sanofi Repurchase Bridge Facility. Accordingly, affiliates of certain of the underwriters may receive at least 5% of the net proceeds from this offering in connection with the repayment of the Sanofi Repurchase Bridge Facility. See "Underwriting (Conflicts of Interest)—Other Relationships; Conflicts of Interest."

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2020:

  •
  on an actual basis; and

  •
  as adjusted to give effect to this offering and the use of $1,509 million of net proceeds from this offering to repay the Sanofi Repurchase Bridge Facility in full and to pay accrued interest and related fees and expenses in connection therewith as described under "Use of Proceeds."

        You should read this table together with our financial statements and notes thereto and other financial and operating data included elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus.

	June 30, 2020
(in millions, except shares data)	Actual	As Adjusted
Cash, cash equivalents, and marketable securities (current and non-current)	$5,731.8	$6,199.8

Short-term borrowings:
Sanofi Repurchase Bridge Facility	$1,500.0	—
Long-term borrowings:
Lease Financing Facility	715.9	715.9
1.750% Senior Notes due 2030	—	1,250.0
2.800% Senior Notes due 2050	—	750.0
Total debt	$2,215.9	$2,715.9
Stockholders' equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized, no shares issued and outstanding (actual and as adjusted)	—	—
Class A stock, convertible, $0.001 par value; 40,000,000 shares authorized, 1,848,970 shares issued and outstanding (actual and as adjusted)	—	—
Common stock, $0.001 par value, 320,000,000 shares authorized, 119,757,931 shares issued (actual and as adjusted)	0.1	0.1
Additional paid-in capital	6,263.0	6,263.0
Retained earnings	8,901.7	8,901.7
Accumulated other comprehensive loss	35.5	35.5
Treasury stock, at cost, 15,578,240 shares (actual and as adjusted)	(6,142.9)	(6,142.9)
Total stockholders' equity	$9,057.4	$9,057.4

Total capitalization	$11,273.3	$11,773.3

DESCRIPTION OF NOTES

        Each of the 1.750% Senior Notes due 2030 (the "2030 notes") and the 2.800% Senior Notes due 2050 (the "2050 notes" and, together with the 2030 notes, the "notes") are a separate series of debt securities to be issued under an indenture to be dated August 12, 2020 between the Company and U.S. Bank National Association, as trustee, as supplemented by one or more supplemental indentures relating to the notes. We refer to this indenture, as supplemented by one or more supplemental indentures, as the "indenture." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the indenture is available for inspection at the office of the trustee.

        As used in this "Description of Notes," the terms "the Company," "we," "our," "us," and other similar references refer only to Regeneron Pharmaceuticals, Inc. and not to any of its subsidiaries.

General

  •
  The 2030 notes will be initially limited to $1,250,000,000 aggregate principal amount and will mature and become due and payable, together with any accrued and unpaid interest thereon, on September 15, 2030.

  •
  The 2050 notes will be initially limited to $750,000,000 aggregate principal amount and will mature and become due and payable, together with any accrued and unpaid interest thereon, on September 15, 2050.

        We may from time to time, without notice to or the consent of the holders or beneficial owners of the notes, create and issue additional notes of any of the series having the same ranking and the same interest rate, maturity, and other terms as the notes of the applicable series. Any additional notes having such similar terms, together with that series of notes, could be considered part of the same series of notes under the indenture; provided that if the additional notes are not fungible with the notes of such series for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

        Notes of each of the series will bear interest at the applicable annual rate noted on the cover page of this prospectus supplement. Interest will be payable semiannually on March 15 and September 15 of each year, beginning March 15, 2021. Interest on the notes will be paid to holders of record at the close of business on the March 1 or September 1, whether or not a business day, immediately before the applicable interest payment date. The amount of interest payable on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        If any interest payment date or the maturity date of the notes is not a business day, then the related payment of interest and/or principal payable on such date will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date or maturity date and no further interest will accrue in respect of the delay. The term "business day" means any day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York are authorized or required by law, regulation, or executive order to close.

Ranking

        The notes will be our senior unsecured obligations and will rank equal in right of payment with our other existing and future senior unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the notes, and senior in right of payment to any of our future subordinated indebtedness.

        The notes will be effectively subordinated to all of our existing and future secured indebtedness, including amounts outstanding under our Lease Financing Facility, and other secured liabilities, if any, to the extent of the value of the assets securing such indebtedness and liabilities. The indenture limits the amount of secured indebtedness that we or our Subsidiaries (as defined below) may incur pursuant to the covenant described under the heading "—Limitation on Liens." This covenant is subject to important exceptions described under such heading. As of June 30, 2020, we had $715.9 million of secured debt outstanding, consisting of amounts outstanding under our Lease Financing Facility.

        We conduct certain of our operations through subsidiaries, which generate a portion of our operating income and cash. As a result, distributions or advances from our Subsidiaries are a source of funds that may be necessary to meet our debt service and other obligations. Contractual provisions, laws, or regulations, as well as any Subsidiary's financial condition and operating requirements, may limit our ability to obtain cash required to service our debt obligations, including making payments on the notes.

        The notes will be structurally subordinated to all existing and future obligations of our Subsidiaries, including claims with respect to trade payables. This means that holders of the notes will have a junior position to the claims of creditors of our direct and indirect Subsidiaries on the assets and earnings of such Subsidiaries. The indenture does not limit the amount of debt that our Subsidiaries are permitted to incur. As of June 30, 2020, our Subsidiaries had no outstanding indebtedness (excluding intercompany indebtedness).

Optional Redemption

        At any time prior to the Par Call Date (as defined below) applicable to a series of notes, from time to time, the notes are redeemable, as a whole or in part, at our option, on at least 10 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes to be redeemed (or otherwise delivered in accordance with the applicable procedures of DTC), at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed, or

  •
  the sum of the present values of the remaining scheduled payments (through the applicable Par Call Date assuming for such purpose that such notes matured on the applicable Par Call Date) of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the redemption date) discounted to the redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus 20 basis points, in the case of the 2030 notes, and 25 basis points, in the case of the 2050 notes.

plus, in either case, accrued and unpaid interest to, but not including, the redemption date.

        In addition, at any time on or after the Par Call Date applicable to a series of notes, the notes may be redeemed, as a whole or in part, at our option, on at least 10 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes to be redeemed (or otherwise delivered in accordance with the applicable procedures of DTC), at a redemption price equal to 100% of the principal amount of the notes to be redeemed on the redemption date plus accrued and unpaid interest to, but not including, the redemption date.

        "Comparable Treasury Issue" means the U.S. Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the notes of the applicable series ("Remaining Life") to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any notes of a series on any redemption date, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers (as defined below) appointed by us.

        "Par Call Date" means:

  •
  with respect to the 2030 notes, June 15, 2030 (three months prior to the maturity date of the 2030 notes); and

  •
  with respect to the 2050 notes, March 15, 2050 (six months prior to the maturity date of the 2050 notes).

        "Reference Treasury Dealer" means each of Goldman Sachs & Co. LLC, BofA Securities, Inc., and J.P. Morgan Securities LLC, or their respective affiliates, which are primary U.S. Government securities dealers in The City of New York, and their respective successors, plus two other primary U.S. Government securities dealers in The City of New York selected by us; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealers at 3:30 p.m. New York time on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date: (1) the rate per annum equal to the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

        On and after the redemption date for the notes of the applicable series, interest will cease to accrue on the notes of that series or any portion thereof called for redemption, unless we default in the payment of the redemption price (and any accrued and unpaid interest payable on such notes to be redeemed). On or before the redemption date for the notes of that series, we will deposit with a paying agent, or the trustee, funds sufficient to pay the redemption price of and accrued and unpaid interest on such notes to be redeemed on such date. If less than all of the notes of a series are to be redeemed, the notes of that series to be redeemed will be selected by DTC in accordance with its standard procedures. If the notes to be redeemed are not global notes then held by DTC, or DTC prescribes no method of selection, the trustee will select the notes to be redeemed on a pro rata basis, by lot, or by any other method the trustee deems fair and appropriate and subject to and otherwise in accordance with the procedures of DTC. Any redemption or notice of redemption may, at our discretion, be subject to one or more conditions precedent, and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied. We will provide written notice to the trustee prior to the close of business two business days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the trustee shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given.

Change of Control

        If a Change of Control Triggering Event occurs with respect to the notes of a series, unless we have exercised our option to redeem the notes of such series as described above, we will be required to make an offer (the "Change of Control Offer") to each holder of the notes of such series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes of such series on the terms set forth in such notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to but not including the date of repurchase (the "Change of Control Payment"). With respect to the notes of each series, within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed (or otherwise delivered in accordance with the applicable procedures of DTC) to holders of the notes of the applicable series describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the notes of such series on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (or otherwise delivered in accordance with the applicable procedures of DTC) or, if the notice is mailed (or otherwise delivered) prior to the Change of Control, no earlier than 10 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the "Change of Control Payment Date"). The notice will, if mailed (or otherwise delivered) prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

        We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

        We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

        For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:

        "Change of Control" means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d) of the Exchange Act) (other than us or one of our Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock (as defined below) or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged, or changed, measured by voting power rather than number of shares; provided, however, that a Person (as defined below) shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (2) the direct or indirect sale, transfer, conveyance, or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to one or more "persons" (as that term is used in Section 13(d) of the Exchange Act) (other than to us or one of our Subsidiaries) (a "Transferee"), provided, however, that none of the circumstances in this clause (2) will be a Change of Control if the persons that beneficially own our Voting Stock immediately prior to the transaction own, directly or indirectly, shares representing a majority of the total Voting Stock as measured by voting power rather than number of shares of the Transferee; (3) we consolidate with, or merge with or into, any "person" (as that term is used in Section 13(d) of the Exchange Act) or any such Person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities, or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction, in each case, measured by voting power rather than number of shares; or (4) the adoption of a plan relating to our liquidation or dissolution.

        Notwithstanding clauses (1) through (3) above, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company, in each case, measured by voting power rather than number of shares.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event (as defined below).

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's (as defined below) and BBB- (or the equivalent) by S&P (as defined below) or the equivalent investment grade credit rating from any additional rating agency or Rating Agencies (as defined below) selected by the Company.

        "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

        "Rating Agencies" means (1) each of Moody's and S&P and (2) if any of Moody's and S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our board of directors) and which is reasonably acceptable to the trustee as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "Rating Event" means with respect to either series of notes, the rating on such notes is lowered by each of the Rating Agencies (or if there is only one Rating Agency, by such Rating Agency) and such notes are rated below an Investment Grade Rating by each of the Rating Agencies (or if there is only one Rating Agency, by such Rating Agency), on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the applicable series of notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

        "S&P" means Standard & Poor's Rating Services, a Standard & Poor's Financial Services LLC business, or any successor thereto.

        "Voting Stock" means, with respect to any specified "person" (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance, or other disposition of "all or substantially all" of our assets and the assets of our Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes of either series as a result of the sale, lease, transfer, conveyance, or other disposition of less than all of our assets and the assets of our Subsidiaries, taken as a whole, to one or more "persons" (as that term is used in Section 13(d) of the Exchange Act) (other than to us or one of our Subsidiaries) may be uncertain.

Sinking Fund

        The notes will not be entitled to the benefit of any sinking fund.

Limitation on Liens

        Other than as provided in this section or as provided under "—Exempted Liens and Sale and Leaseback Transactions," we will not, and will not permit any Subsidiary of ours to, create or assume any Indebtedness (as defined below) secured by any Lien (as defined below) on any of our or their respective Principal Properties (as defined below) unless the notes are secured by such Lien (as defined below) equally and ratably with, or prior to, the Indebtedness secured by such Lien. This restriction does not apply to Indebtedness that is secured by:

  •
  Liens existing on the date of the issuance of the notes;

  •
  Liens securing only the notes;

  •
  Liens on property or shares of stock in respect of Indebtedness of a Person existing at the time such Person becomes a Subsidiary of ours or is merged into or consolidated with, or its assets are acquired by, us or any Subsidiary of ours (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien does not extend to any other property and the Indebtedness so secured is not increased;

  •
  Liens to secure Indebtedness incurred for the purpose of all or any part of a property's purchase price or cost of construction or additions, repairs, alterations, or other improvements; provided that (1) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such property's purchase price or cost, (2) such Lien does not extend to or cover any other property other than the property so purchased, constructed, or on which such additions, repairs, alterations, or other improvements were so made and (3) such Lien is incurred prior to or within 270 days after the acquisition of such property or the completion of construction or such additions, repairs, alterations, or other improvements and the full operation of such property thereafter;

  •
  Liens in favor of the U.S. or any state thereof or other political subdivision, or any agency or instrumentality of any of the foregoing, to secure certain payments pursuant to any contract or statute;

  •
  Liens for taxes or assessments or other governmental charges or levies which are not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

  •
  title exceptions, easements, licenses, leases, and other similar Liens imposed by law or arising in the ordinary course of business and that do not materially impair the use of the property subject thereto;

  •
  Liens to secure obligations under worker's compensation laws, unemployment compensation, old-age pensions, and other social security benefits or similar legislation;

  •
  Liens arising out of legal proceedings, including Liens arising out of judgments or awards;

  •
  warehousemen's, materialmen's, carrier's, landlord's, and other similar Liens for sums not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

  •
  Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds, insurance, self-insurance, or other obligations of a like nature incurred in the ordinary course of business;

  •
  Liens that are rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;

  •
  Liens arising out of conditional sale, title retention, consignment, or similar arrangements for the sale of goods entered into by us or any of our Subsidiaries in the ordinary course of business;

  •
  Liens in our favor or the favor of any of our Subsidiaries; or

  •
  Liens to secure any extension, renewal, refinancing, or refunding (or successive extensions, renewals, refinancings, or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing bullets or Liens created in connection with any amendment, consent, or waiver relating to such Indebtedness, so long as such Lien does not extend to any other Principal Property and the Indebtedness so secured does not exceed the fair market value (as determined by our board of directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing, or refunding, or such amendment, consent, or waiver, as the case may be.

Limitation on Sale and Leaseback Transactions

        Other than as provided under "—Exempted Liens and Sale and Leaseback Transactions," we will not, and will not permit any of our Subsidiaries to, enter into any Sale and Leaseback Transaction (as defined below) with respect to any of our or their respective Principal Properties, the acquisition or completion of construction and commencement of full operations of which has occurred more than 270 days prior thereto, unless:

  •
  such transaction was entered into prior to the first issue date of the notes;

  •
  such transaction was for the sale and leasing back to us of any property by one of our Subsidiaries or was for the sale and leasing back of any property between Subsidiaries;

  •
  we or such Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt (as defined below) with respect to such Sale and Leaseback Transaction without equally and ratably securing the notes pursuant to the first paragraph of "—Limitation on Liens" above;

  •
  the lease is for a period not in excess of five years, including renewal rights; or

  •
  we or the Subsidiary, prior to or within 270 days after the sale of such property in connection with the Sale and Leaseback Transaction is completed, apply the net cash proceeds of the sale of the property leased to:

  (1)
  the retirement of the notes or debt of ours ranking equally with the notes or to the retirement of any debt of a Subsidiary of ours, or

  (2)
  the acquisition of another Principal Property.

Exempted Liens and Sale and Leaseback Transactions

        Notwithstanding the restrictions described under the headings "—Limitation on Liens" or "—Limitation on Sale and Leaseback Transactions," we or any Subsidiary of ours may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described above, if the sum of the following does not exceed 15% of Consolidated Total Assets (as defined below):

  •
  the outstanding Indebtedness secured by such Liens (not including any Liens otherwise permitted under "—Limitation on Liens" which amount does not include any Liens permitted under the provisions of this "—Exempted Liens and Sale and Leaseback Transactions"); plus

  •
  all Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions otherwise permitted under "—Limitation on Sale and Leaseback Transactions" which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this "—Exempted Liens and Sale and Leaseback Transactions"), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by us or such Subsidiary of ours.

Merger, Consolidation, or Sale of Assets

        We may merge or consolidate with another Person and may sell, transfer, or lease all or substantially all of our assets to another Person if all the following conditions are met:

  •
  the merger, consolidation, or sale of assets must not cause an event of default. See "—Events of Default." An event of default for this purpose would also include any event that would be an event of default if the notice or time requirements were disregarded;

  •
  if we are not the surviving entity, the Person we would merge or consolidate with, or sell all or substantially all of our assets to, must be organized under the laws of the U.S., any state thereof or the District of Columbia;

  •
  if we are not the surviving entity, the Person we would merge or consolidate with, or sell all or substantially all of our assets to, must expressly assume by supplemental indenture all of our obligations under the notes and the indenture; and

  •
  we must deliver an officers' certificate and an opinion of counsel to the trustee, each stating compliance with the indenture.

Events of Default

        The term "event of default" in respect of each series of the notes means any of the following:

  •
  we do not pay the principal of or any premium on the notes of that series on its due date;

  •
  we do not pay interest on the notes of that series within 30 days of its due date whether at maturity, upon redemption, or upon acceleration (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent for application to pay such interest prior to the expiration of the 30-day period);

  •
  we remain in breach of a covenant in respect of the notes of that series for 90 days after we receive a written notice of default in accordance with the provisions of the indenture stating we are in breach and requiring that we remedy the breach; or

  •
  certain events of bankruptcy, insolvency, or reorganization occur with respect to us or any significant Subsidiary of ours.

        If an event of default (other than due to certain events in bankruptcy, insolvency, or reorganization) with respect to the notes of a series has occurred and has not been cured, the trustee or the holders of at least 25% in aggregate principal amount of the notes of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare the entire principal amount (and premium, if any) of, and all the accrued and unpaid interest on, the notes of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default with respect to the notes of any of the series occurs because of certain events in bankruptcy, insolvency, or reorganization relating to us, the principal amount of the notes of that series will be automatically accelerated, without any action by the trustee or any holder. Holders of a majority in aggregate principal amount of the notes of a series may also waive certain past defaults under the indenture on behalf of all of the holders of the notes of that series. A declaration of acceleration of maturity with respect to the notes of a series may be canceled, under specific circumstances, by the holders of at least a majority in aggregate principal amount of the notes of that series. In addition, an event of default applicable to the notes of a series that causes the notes of such series to be accelerated may give rise to cross-defaults under our existing and future borrowing arrangements.

        If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to our compliance with the indenture. The trustee will generally give the holders of notes notice within 90 days of the occurrence of an event of default known to the trustee.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any of the holders unless the holders offer the trustee indemnity and/or security satisfactory to it. If indemnity or security satisfactory to the trustee is provided, the holders of a majority in aggregate principal amount of the notes of the applicable series may, with respect to the notes of that series, direct the time, method, and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy, or event of default.

        Before you are allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes of the applicable series, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and remains uncured;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series must make a written request that the trustee take action because of the default and must offer the trustee indemnity and/or security satisfactory to it against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

  •
  holders of a majority in aggregate principal amount of the notes of that series must not have given the trustee a direction inconsistent with the above notice.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the due date.

Defeasance

        Full Defeasance.    If the Internal Revenue Service issues a ruling or there is a change in applicable U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the notes, called "full defeasance," if we put in place the following other arrangements for you to be repaid:

  •
  we must deposit in trust for your benefit and the benefit of all other registered holders of the notes, money, U.S. government or U.S. government agency notes or bonds, or a combination thereof that will generate enough cash to make interest, principal, and any other payments on the notes on their various due dates including, possibly, their earliest redemption date; and

  •
  we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the full defeasance and that you will not be taxed on the notes any differently than if the full defeasance had not occurred.

        If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

        Covenant Defeasance.    We can be released from the restrictive covenants in the notes if we make the arrangements described below. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the notes. In order to achieve covenant defeasance, we must do the following:

  •
  we must deposit in trust for your benefit and the benefit of all other registered holders of the notes, money, U.S. government or U.S. government agency notes or bonds, or a combination thereof that will generate enough cash to make interest, principal, and any other payments on the notes on their various due dates, including their earliest possible redemption date; and

  •
  we must deliver to the trustee a legal opinion confirming that under current U.S. federal income tax law you will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the covenant defeasance and that you will not be taxed on the notes any differently than if the covenant defeasance had not occurred.

        If we accomplish covenant defeasance, the following provisions of the indenture and the notes would no longer apply unless otherwise specified:

  •
  our promises regarding conduct of our business and other matters and any other covenants applicable to the series of notes; and

  •
  the definition of an event of default as a breach of such covenants.

        If we accomplish covenant defeasance, you can still look to us for repayment of the notes if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

        In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the notes of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Notices

        With respect to the notes, we and the trustee will send notices regarding the notes only to registered holders, using their addresses as listed in the list of registered holders.

Modification or Waiver

        We generally may modify and amend the indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of the affected series. However, we may not make any modification or amendment without the consent of each holder of the notes of the affected series if such action would:

  •
  change the stated maturity of, or the principal of or premium or interest on, the notes;

  •
  reduce any amounts due on the notes or payable upon acceleration of the maturity of the notes following a default;

  •
  adversely affect any right of repayment at the holder's option;

  •
  change the place (except as otherwise described in this prospectus supplement) or currency of payment on the notes;

  •
  modify the notes to contractually subordinate the notes in right of payment to other Indebtedness;

  •
  reduce the percentage of holders of notes whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders of notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

  •
  modify any other aspect of the provisions of the indenture dealing with modification and waiver except to increase the voting requirements.

        Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of that series, waive our compliance with certain provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or premium or interest on any notes of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of that series; provided, however, that the holders of a majority in aggregate principal amount of the outstanding notes of the affected series may rescind an acceleration and its consequences, including any payment default that resulted from such acceleration.

        Notwithstanding the foregoing, without the consent of any holder of notes of a series, we may amend or supplement the indenture or the notes for among other reasons:

  •
  to cure any ambiguity, defect, or inconsistency provided such amendment or supplement does not adversely affect the rights of any holder of notes of that series;

  •
  to comply with the covenant described under "—Merger, Consolidation or Sale of Assets;"

  •
  to appoint a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture necessary to provide for the administration of the trusts in the indenture by more than one trustee;

  •
  to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

  •
  to make any change that would not adversely affect the rights of any holder of notes of that series;

  •
  to provide for the issuance of any additional notes as permitted by the indenture; and

  •
  to conform the indenture or the notes to the description thereof set forth in this prospectus supplement and in the accompanying prospectus.

Satisfaction and Discharge

        The indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture with respect to the notes, when the following conditions have been satisfied:

  •
  all notes not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

  •
  we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the notes that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for notes that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for notes that have not become due and payable);

  •
  we have paid or caused to be paid all other sums payable under the indenture; and

  •
  we have delivered to the trustee an officers' certificate and opinion of counsel, each stating that we have complied with all these conditions.

        We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

SEC Reports

        We will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement. If we are not required to file information, documents, or reports pursuant to either of those sections, then we will file with the trustee and the SEC such reports as may be prescribed by the SEC at such time. Delivery of such information, documents, or reports to the trustee is for informational purposes only and the information and the trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of our covenants thereunder (as to which the trustee is entitled to rely exclusively on an officers' certificate). The trustee shall have no liability or responsibility for the filing, timeliness, or content of such information, documents, or reports.

The Trustee

        The trustee will be U.S. Bank National Association. U.S. Bank National Association also will be the initial paying agent and registrar for the notes.

        The indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding aggregate principal amount of the notes will have the right to direct the time, method, and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, and the trustee shall have received written notice thereof at its corporate trust office in the manner set forth in the indenture, or else a responsible officer of the trustee shall have obtained actual knowledge thereof, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and is obligated to use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

        The trustee may resign or be removed and a successor trustee may be appointed.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

        The following definitions are applicable to this Description of Notes:

        "Attributable Debt" means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of (1) the fair market value of the property (as determined in good faith by our board of directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the indenture.

        "Consolidated Total Assets" means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with accounting principles generally accepted in the U.S.

        "Indebtedness" of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes, or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under any finance lease; provided, however, that "Indebtedness" of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

        "Lien" means any pledge, mortgage, lien, encumbrance, or other security interest.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof or other similar entity.

        "Principal Property" means (1) any manufacturing facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by us or any Subsidiary and located within the continental U.S. and having a net book value which, on the date the determination as to whether a property is a Principal Property is being made, exceeds 1% of our Consolidated Total Assets other than any such facility or a portion thereof which our board of directors determines in good faith, at any time on or prior to such date, is not of material importance to the total business conducted, or assets owned, by us and our Subsidiaries as an entirety or (2) any shares of stock or Indebtedness of any Subsidiary owning a Principal Property.

        "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours of any Principal Property that has been or is to be sold or transferred by us or such Subsidiary, as the case may be, to such Person.

        "Subsidiary" of any Person means (1) a corporation, a majority of the outstanding Voting Stock of which is, at the time, directly or indirectly, owned by such Person by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof, or (2) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers, or trustees thereof (or other Person performing similar functions).

Global Notes: Book-Entry System

The Global Notes

        The notes of each series will be represented by one or more fully registered global notes, without interest coupons, which will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of Cede & Co. or its nominee, in each case, for credit to an account of a direct or indirect participant as described below.

        Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form ("certificated notes") except in the limited circumstances described below. See "—Certain Book Entry Procedures for the Global Notes."

        Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change.

        The notes may be presented for registration of transfer and exchange at the corporate trust offices of the trustee as set forth in the indenture.

Certain Book Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear Bank, S.A./N.V. ("Euroclear"), and Clearstream Banking S.A. ("Clearstream Banking"). The descriptions of the operations and procedures of DTC, Euroclear, and Clearstream Banking set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear, and Clearstream Banking and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        DTC.    DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

  •
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants (collectively, the "participants") and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including some or all of the underwriters), banks and trust companies, clearing corporations, and certain other organizations. Indirect access to DTC's system is also available to other entities such as Clearstream Banking, Euroclear, banks, brokers, dealers, and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

        Clearstream Banking.    Clearstream Banking is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Banking holds securities for its participating organizations ("Clearstream Banking Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of various currencies, including U.S. dollars. Clearstream Banking provides Clearstream Banking Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally-traded securities, and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a professional depositary, Clearstream Banking is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, and may include the underwriters. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream Banking will be credited to cash accounts of Clearstream Banking Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream Banking.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including U.S. dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission. Distributions of principal and interest with respect to notes held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by such system's depositary.

        Links have been established among DTC, Clearstream Banking, and Euroclear to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading. DTC will be linked indirectly to Clearstream Banking and Euroclear through the DTC accounts of their respective U.S. depositaries.

        Book-Entry Procedures.    We expect that, pursuant to procedures established by DTC:

  •
  upon deposit of each global note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the underwriters with an interest in that global note; and

  •
  ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership interests in the global notes will be effected only through, records maintained by DTC

    (with respect to the interests of participants) and by participants and indirect participants (with respect to the interests of persons other than participants).

        The laws of some jurisdictions may require that some purchasers of notes take physical delivery of those notes in definitive form. Accordingly, the ability to transfer beneficial interests in notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a Person holding a beneficial interest in a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical note in respect of that interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that global note for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have the notes represented by that global note registered in their names;

  •
  will not receive or be entitled to receive physical delivery of certificated notes; and

  •
  will not be considered the owners or holders of the notes represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction, or approval to the trustee.

        Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or that global note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising, or reviewing any records of DTC relating to the notes.

        Beneficial interests in the global notes may not be exchanged for certificated notes. However, if DTC notifies us that it is unwilling to be a depositary for the global notes or ceases to be a clearing agency or if we so elect or if there is an event of default under the notes, DTC will exchange the global notes for certificated notes which it will distribute to its participants.

        Payments with respect to the principal of and interest on a global note will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global note.

        Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Banking Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream Banking, as the case may be, by its respective depositary. However, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream Banking, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream Banking, as the case may be, will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Banking Participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Banking.

        Because of time zone differences, the securities account of a Euroclear or Clearstream Banking Participant that purchases an interest in a global note from a participant will be credited on the business day for Euroclear or Clearstream Banking immediately following the DTC settlement date. Cash received in Euroclear or Clearstream Banking from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream Banking cash account as of the business day for Euroclear or Clearstream Banking following the DTC settlement date.

        Although we understand that DTC, Euroclear, and Clearstream Banking have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear, and Clearstream Banking, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear, or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

        The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes by Non-U.S. Holders (as defined below) that purchase the notes for cash pursuant to this offering at the initial sale price. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the "IRS"), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all of the tax considerations that may be relevant to Non-U.S. Holders subject to special tax treatment, such as insurance companies, financial institutions, broker-dealers, tax-exempt organizations, regulated investment companies, persons holding the notes as part of a straddle, hedge, conversion transaction, or other integrated investment, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), and their partners, "controlled foreign corporations," "passive foreign investment companies," persons who participate in a contemporaneous redemption of our outstanding indebtedness, certain former citizens, and former long-term residents of the United States. In addition, this summary does not address any aspects of the Medicare contribution tax on net investment income, alternative minimum taxes, U.S. federal estate or gift tax considerations, or state, local, or foreign tax laws. This summary deals only with notes held as capital assets (generally, assets held for investment). Moreover, this discussion is limited to holders who purchase the notes for cash in this offering at their "issue price" within the meaning of the Code (i.e., the first price at which a substantial amount of the notes are sold to investors for cash (excluding sales to underwriters, bond houses, brokers, placement agents, wholesalers, or other persons acting in a similar capacity)).

Non-U.S. Holders should consult their tax advisors as to the particular tax consequences to them of owning and disposing of the notes, including the application and effect of U.S. federal, state, local, and foreign tax laws.

        For purposes of this summary, a Non-U.S. Holder is a beneficial owner of the notes that is not, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created, or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns the notes, the treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A holder of the notes that is a partnership and partners in such partnership should consult their tax advisors as to the tax consequences to them of purchasing, owning, and disposing of the notes.

Payments of Interest on the Notes

        Subject to the discussions below concerning backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on the receipt of payments of interest on the notes; provided that:

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of our voting stock;

  •
  the Non-U.S. Holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

  •
  the Non-U.S. Holder provides its name, address, and certain other information on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person and neither we nor the paying agent (or other withholding agent) have actual knowledge or reason to know that the beneficial owner of the note is a United States person.

        Alternatively, a Non-U.S. Holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). To the extent that such interest is effectively connected with the Non-U.S. Holder's conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate).

        If a Non-U.S. Holder does not qualify for any of the exemptions described above, the Non-U.S. Holder will generally be subject to U.S. federal withholding tax on payments of stated interest, currently imposed at 30%. Under certain income tax treaties, the U.S. federal withholding rate on payments of interest may be reduced or eliminated, provided the Non-U.S. Holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN-E or W-8BEN). We will not pay additional amounts to Non-U.S. Holders in respect of any amounts withheld.

Sale, Exchange, Retirement, or Other Disposition of the Notes

        Subject to the discussions below concerning backup withholding, a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized on the sale, exchange, retirement, or other taxable disposition (each, a "disposition") of a note (other than any amount attributable to accrued but unpaid interest, which will be taxable in the manner described above under "—Payments of Interest on the Notes"), unless:

  •
  such gain or income is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required under an applicable income tax treaty, is attributable to the Non-U.S. Holder's permanent establishment or fixed base in the United States); or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

        If the first exception applies, the Non-U.S. Holder will generally be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the Non-U.S. Holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement, or other disposition of the notes) exceed capital losses allocable to U.S. sources.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% will generally be required in certain circumstances on interest payable on notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons or by certain non-U.S. entities that are wholly or partially owned by United States persons and to withhold on certain payments, (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the United States authorities, or (iii) otherwise qualifies for an exemption. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on notes held by an investor that is a non-financial non U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we or the withholding agent will in turn provide to the United States Department of the Treasury. An intergovernmental agreement between the United States and the applicable foreign country may modify these requirements. We will not pay additional amounts to Non-U.S. Holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Goldman Sachs & Co. LLC, BofA Securities, Inc., and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, each underwriter has severally agreed to purchase from us the principal amount of notes set forth opposite its name in the following table.

Underwriters	Principal Amount of 2030 notes	Principal Amount of 2050 notes
Goldman Sachs & Co. LLC	312,500,000	187,500,000
BofA Securities, Inc.	187,500,000	112,500,000
J.P. Morgan Securities LLC	187,500,000	112,500,000
U.S. Bancorp Investments, Inc.	125,000,000	75,000,000
Barclays Capital Inc.	87,500,000	52,500,000
Citigroup Global Markets Inc.	87,500,000	52,500,000
Fifth Third Securities, Inc.	87,500,000	52,500,000
MUFG Securities Americas Inc.	87,500,000	52,500,000
Citizens Capital Markets, Inc.	21,875,000	13,125,000
Loop Capital Markets LLC	21,875,000	13,125,000
PNC Capital Markets LLC	21,875,000	13,125,000
The Governor and Company of the Bank of Ireland	21,875,000	13,125,000

Total	1,250,000,000	750,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities. We have also agreed to reimburse the underwriters for certain of their expenses.

        The underwriters are offering the notes, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters may offer and sell the notes through certain of their affiliates.

        The notes are each a new issue of securities with no established trading market. We do not intend to apply for listing of the notes of either series on any national securities exchange or for inclusion of the notes of either series on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market for each series of notes after completion of the offering but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes will be adversely affected. If the notes are traded, they may trade at a discount from their respective initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions, and other factors.

        In connection with the offering, the underwriters may purchase and sell either series of notes in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain, or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Discounts and Commissions

        The following table shows the per note public offering price, underwriting discounts, and proceeds before expenses to us with respect to this offering.

	2030 notes	2050 notes
Price to public	$1,248,725,000	$747,862,500
Underwriting discount	$8,125,000	$6,562,500
Proceeds, before expenses, to the Company	$1,240,600,000	$741,300,000

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.390% of the principal amount of 2030 notes and up to 0.525% of the principal amount of 2050 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of 2030 notes and up to 0.250% of the principal amount of 2050 notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We expect to deliver the notes against payment for the notes on or about August 12, 2020, which will be the third business day following the pricing of the notes (such settlement cycle being referred to as "T+3"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is two business days prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes will initially settle in T+3, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the date that is two business days prior to the date of delivery hereunder should consult their advisors.

        We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5 million.

Other Relationships; Conflicts of Interest

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee. In addition, affiliates of certain of the underwriters may receive at least 5% of the net proceeds from this offering in connection with the repayment of the Sanofi Repurchase Bridge Facility. See "Use of Proceeds." Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. No underwriter that will receive, through any of its affiliates, at least 5% of the net proceeds from this offering will confirm sales of the notes to any account over which such underwriter exercises discretionary authority without the prior written approval of the customer.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities, and/or instruments (directly, as collateral securing other obligations, or otherwise), and/or persons and entities with relationships with us. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color, or trading ideas and/or publish or express independent research views in respect of such assets, securities, or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.

European Economic Area and the United Kingdom

        The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in any Member State of the European Economic Area or the United Kingdom (each, a "Relevant State"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); (ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MIFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129 (EU) (as amended or superseded, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in a Relevant State has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in a Relevant State may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

        Each Underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from, or otherwise involving the United Kingdom.

Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation, or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Canada

        The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Arab Emirates

        The notes have not been, and are not being, publicly offered, sold, promoted, or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering, and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, or the Dubai Financial Services Authority.

Switzerland

        This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, nor the Company nor the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the notes will not benefit from protection or supervision by such authority.

LEGAL MATTERS

        Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass upon the validity of the notes offered hereby for Regeneron Pharmaceuticals, Inc. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Ropes & Gray LLP.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly, and special reports, proxy statements, and other information with the SEC. We make available through our website at http://www.regeneron.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The information provided on our website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference. Our SEC filings are also available to the public on the SEC's website at www.sec.gov.

        We have filed a registration statement (together with all amendments to the registration statement, collectively, the "Registration Statement") with the SEC under the Securities Act, with respect to the securities offered under this prospectus. This prospectus supplement does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Regeneron and our securities, we refer you to the Registration Statement and the exhibits thereto. Statements in this prospectus supplement concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or superseded such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (except as specifically set forth below, other than information that we have furnished on Form 8-K, which information is expressly not incorporated by reference herein):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 7, 2020.

  •
  The portions of our definitive Proxy Statement on Schedule 14A for our 2020 annual meeting of shareholders, filed on April 24, 2020, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, filed on May 5, 2020 and August 5, 2020, respectively.

  •
  Our Current Reports on Form 8-K, filed on April 7, 2020, May 29, 2020, June 16, 2020, and July 7, 2020.

        All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement including on a Current Report on Form 8-K with respect to certain exhibits to the registration statement in connection with this offering, and, in all events, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of such documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits, which is not deemed filed and not incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

        You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

Investor Relations Department
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
(914) 345-7741

PROSPECTUS

Regeneron Pharmaceuticals, Inc.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

        We may from time to time offer to sell together or separately in one or more offerings:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible; and

  •
  warrants to purchase our common stock, preferred stock or debt securities.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

        Our Common Stock is listed on The Nasdaq Global Select Market under the trading symbol "REGN." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 4 before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

        In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms "Regeneron," "Company," "we," "us," and "our" to refer to Regeneron Pharmaceuticals, Inc. References to "preferred stock" refer to shares of our preferred stock, par value $0.01 per share; references to "Common Stock" refer to shares of our common stock, par value $0.001 per share; references to "Class A Stock" refer to our Class A Stock, par value $0.001 per share; and references to "common shares" mean, collectively, shares of Common Stock and shares of Class A Stock.

ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplements, and the documents incorporated by reference contain forward-looking statements that involve risks and uncertainties relating to future events and our future financial performance, and actual events or results may differ materially from these forward-looking statements. Words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," variations of such words and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements concern, and these risks and uncertainties include, among others, the nature, timing, and possible success and therapeutic applications of our products, product candidates, and research and clinical programs now underway or planned, including without limitation EYLEA® (aflibercept) Injection, Dupixent® (dupilumab) Injection, Praluent® (alirocumab) Injection, Kevzara® (sarilumab) Injection, Libtayo® (cemiplimab) Injection (marketed as Libtayo (cemiplimab-rwlc) Injection in the United States), fasinumab and evinacumab; the likelihood and timing of achieving any of our anticipated clinical development milestones; unforeseen safety issues resulting from the administration of products and product candidates in patients, including serious complications or side effects in connection with the use of our product candidates in clinical trials; the likelihood and timing of possible regulatory approval and commercial launch of our late-stage product candidates and new indications for marketed products, including without limitation EYLEA, Dupixent, Praluent, Kevzara, Libtayo, fasinumab and evinacumab; the extent to which the results from the research and development programs conducted by us or our collaborators may be replicated in other studies and lead to therapeutic applications; ongoing regulatory obligations and oversight impacting our marketed products (such as EYLEA, Dupixent, Praluent, Kevzara and Libtayo), research and clinical programs, and business, including those relating to patient privacy; determinations by regulatory and administrative governmental authorities which may delay or restrict our ability to continue to develop or commercialize our products and product candidates; competing drugs and product candidates that may be superior to our products and product candidates; uncertainty of market acceptance and commercial success of our products and product candidates; our ability to manufacture and manage supply chains for multiple products and product candidates; the ability of our collaborators, suppliers, or other third parties to perform filling, finishing, packaging, labeling, distribution and other steps related to our products and product candidates; coverage and reimbursement determinations by third-party payers, including Medicare and Medicaid; unanticipated expenses; the costs of developing, producing, and selling products; our ability to meet any of our financial projections or guidance, including without limitation capital expenditures, and changes to the assumptions underlying those projections or guidance; the potential for any license or collaboration agreement, including our agreements with Sanofi, Bayer and Teva Pharmaceutical Industries Ltd. (or their respective affiliated companies, as applicable), to be cancelled or terminated without any further product success; and risks associated with intellectual property of other parties and pending or future litigation relating thereto, including without limitation the patent litigation proceedings relating to EYLEA, Dupixent and Praluent. A list and description of risks, uncertainties, and other matters that should be considered in evaluating such forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, in each case including in the sections thereof captioned "Item 1A. Risk Factors." Any forward-looking statements are made by us based on management's current beliefs and judgment, and the reader is cautioned not to rely on any such statements. We do not undertake any obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise.

NOTE REGARDING TRADEMARKS

        "ARCALYST®", "EYLEA®", "Regeneron®", "Regeneron Genetics Center®", "VelociGene®", "VelociMab®", "VelocImmune®", "VelociMouse®", "VelociSuite®" and "ZALTRAP®" are our trademarks. Trademarks and trade names of other companies appearing in this prospectus are, to our knowledge, the property of their respective owners.

iii

SUMMARY

        This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

Regeneron Pharmaceuticals, Inc.

        Regeneron Pharmaceuticals, Inc. is a fully integrated biotechnology company that discovers, invents, develops, manufactures and commercializes medicines for the treatment of serious diseases. Our commercialized medicines and product candidates in development are designed to help patients with eye diseases, allergic and inflammatory diseases, cancer, cardiovascular and metabolic diseases, neuromuscular diseases, infectious diseases and rare diseases.

        We currently have seven products that have received marketing approval:

Territory
Product	Disease Area(1)	U.S.	EU	Japan	Certain other countries outside the U.S.
EYLEA (aflibercept) Injection(2)	• Neovascular age-related macular degeneration (wet AMD)	✓	✓	✓	✓
	• Diabetic macular edema (DME)	✓	✓	✓	✓
	• Macular edema following retinal vein occlusion (RVO), which includes macular edema following central retinal vein occlusion (CRVO) and macular edema following branch retinal vein occlusion (BRVO)	✓	✓	✓	✓
	• Myopic choroidal neovascularization (mCNV)		✓	✓	✓
	• Diabetic retinopathy in patients with DME	✓
Dupixent (dupilumab) Injection(3)	• Atopic dermatitis (in adults)	✓	✓	✓	✓
	• Asthma (in adults and adolescents)	✓
Praluent (alirocumab) Injection(3)	• Heterozygous familial hypercholesterolemia (HeFH) or clinical atherosclerotic cardiovascular disease (ASCVD) (in adults)	✓	✓	✓	✓
Kevzara (sarilumab) Solution for Subcutaneous Injection(3)	• Rheumatoid arthritis (RA) (in adults)	✓	✓	✓	✓
Libtayo (cemiplimab) Injection(3)(5)	• Metastatic or locally advanced cutaneous squamous cell carcinoma (CSCC)	✓
ARCALYST® (rilonacept) Injection for Subcutaneous Use	• Cryopyrin-Associated Periodic Syndromes (CAPS), including Familial Cold Auto-inflammatory Syndrome (FCAS) and Muckle-Wells Syndrome (MWS)	✓
ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion(4)	• Metastatic colorectal cancer (mCRC)	✓	✓		✓

(1)
Refer to label information in each territory for specific indication

(2)
In collaboration with Bayer (outside the United States)

(3)
In collaboration with Sanofi

(4)
Pursuant to a 2015 amended and restated ZALTRAP agreement, Sanofi is solely responsible for the development and commercialization of ZALTRAP, and Sanofi pays us a percentage of aggregate net sales of ZALTRAP

(5)
Marketed as Libtayo (cemiplimab-rwlc) Injection in the United States

        In addition, we currently have 20 product candidates in clinical development that were discovered in our research laboratories.

        Our core business strategy is to maintain a strong foundation in basic scientific research and discovery-enabling technologies, and to build on that foundation with our clinical development, manufacturing, and commercial capabilities. Our objective is to continue to be an integrated, multi-product biotechnology company that provides patients and medical professionals with important options for preventing and treating human diseases.

Research and Development Technologies

        We believe that our ability to develop product candidates is enhanced by the application of our VelociSuite® technology platforms. Our discovery platforms are designed to identify specific proteins of therapeutic interest for a particular disease or cell type and validate these targets through high-throughput production of genetically modified mice using our VelociGene® technology to understand the role of these proteins in normal physiology, as well as in models of disease. Our human antibody technology (VelocImmune®) and cell line expression technologies (VelociMab®) may then be utilized to discover and produce new product candidates directed against the disease target. Our antibody product candidates currently in clinical trials were developed using VelocImmune. We continue to invest in the development of enabling technologies to assist in our efforts to identify, develop, manufacture, and commercialize new product candidates.

        We have launched a human genetics initiative via a wholly owned subsidiary, Regeneron Genetics Center LLC ("RGC"). RGC leverages de-identified clinical, genomic, and molecular data from human volunteers to identify medically relevant associations in a blinded fashion designed to preserve patients' privacy. The objective of RGC is to expand the use of human genetics for discovering and validating genetic factors that cause or influence a range of diseases where there are major unmet medical needs, with the prospect of improving the drug discovery and development process. RGC is undertaking multiple approaches, including large population-based efforts as well as family- and founder-based approaches. RGC utilizes laboratory automation and innovative approaches to cloud computing to achieve high-quality throughput.

Corporate Information

        Our principal executive offices are located at 777 Old Saw Mill River Road, Tarrytown, New York 10591, and our telephone number at that address is (914) 847-7000. Our website address is www.regeneron.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information" beginning on page 19 of this prospectus.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the Common Stock, preferred stock, debt securities and warrants that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 320,000,000 shares of Common Stock, par value $0.001 per share, of which 106,298,574 shares were issued and outstanding as of September 30, 2018, 40,000,000 shares of Class A Stock, par value $0.001 per share, of which 1,911,354 shares were issued and outstanding as of September 30, 2018, and 30,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of September 30, 2018.

        The following is a description of our capital stock and certain provisions of our certificate of incorporation, by-laws, and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation and by-laws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock and Class A Stock

        General.    The rights of holders of Common Stock and holders of Class A Stock are identical except for voting rights, conversion rights, and restrictions on transferability.

        Voting Rights.    The holders of Class A Stock are entitled to ten votes per share and the holders of Common Stock are entitled to one vote per share. Except as otherwise expressly provided by law, and subject to any voting rights provided to holders of preferred stock, holders of common shares have exclusive voting rights on all matters requiring a vote of shareholders. Except as provided by law, the holders of Class A Stock and the holders of shares of Common Stock will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. Shareholders are not entitled to vote cumulatively for the election of directors and no class of outstanding common shares acting alone is entitled to elect any directors.

        Transfer Restrictions.    Class A Stock is subject to certain limitations on transfer that do not apply to the Common Stock.

        Dividends and Liquidation.    Except as described in this paragraph, holders of Class A Stock and holders of our Common Stock have an equal right to receive dividends when and if declared by our board of directors out of funds legally available therefor. If a dividend or distribution payable in Class A Stock is made on the Class A Stock, we must also make a pro rata and simultaneous dividend or distribution on the Common Stock payable in shares of Common Stock. Conversely, if a dividend or distribution payable in Common Stock is made on the Common Stock, we must also make a pro rata and simultaneous dividend or distribution on the Class A Stock payable in shares of Class A Stock. In the event of our liquidation, dissolution or winding up, holders of the shares of Class A Stock and Common Stock are entitled to share equally, share-for-share, in the assets available for distribution after payment of all creditors and the liquidation preferences of our preferred stock.

        Optional Conversion Rights.    Each share of Class A Stock may, at any time and at the option of the holder, be converted into one fully paid and nonassessable share of Common Stock. Upon conversion, such shares of Common Stock would not be subject to restrictions on transfer that applied to the shares of Class A Stock prior to conversion except to the extent such restrictions are imposed under applicable securities laws. The shares of Common Stock are not convertible into or exchangeable for shares of Class A Stock or any other of our shares or securities.

        Other Provisions.    Holders of Class A Stock and Common Stock have no preemptive rights to subscribe for any additional securities of any class which we may issue and there are no redemption provisions or sinking fund provisions applicable to either such class, nor are our shares of Class A Stock or the Common Stock subject to calls or assessments.

        Listing.    Our Common Stock is listed on The Nasdaq Global Select Market under the symbol "REGN." Our Class A Stock is not listed on a securities exchange.

        Transfer Agent and Registrar.    The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company.

Preferred Stock

        The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in a prospectus supplement and the extent, if any, to which the general provisions set forth below may apply to the series of preferred stock so offered will be described in the prospectus supplement. The following description of the preferred stock does not purport to be complete. You should refer to the provisions of our Restated Certificate of Incorporation dated January 25, 2008, as amended ("Certificate of Incorporation").

        General.    Our Certificate of Incorporation allows us to issue up to 30,000,000 shares of preferred stock in one or more series and as may be determined by our board of directors. As of September 30, 2018, no shares of our preferred stock were outstanding. Our board of directors has the authority, without shareholder consent, to establish from time to time the number of shares to be included in any series of our preferred stock, to fix the designation, powers, preference, and rights of the shares of any such series and any qualifications, limitations or restrictions thereof and to increase or decrease the number of shares of any such series without any further vote or action by the shareholders. The rights, preferences, and restrictions of the preferred stock of any series of preferred stock will be fixed by a Certificate of Amendment to our Certificate of Incorporation relating to such series. A prospectus supplement relating to such series will describe the terms of the preferred stock of the series, including the following:

  •
  the number of shares in that series;

  •
  the designation for that series by number, letter or title that shall distinguish the series from any other series of preferred stock;

  •
  the dividend rate (or method for determining the rate) for that series and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

  •
  any liquidation preference per share of that series of preferred stock;

  •
  any conversion or exchange provisions applicable to that series of preferred stock;

  •
  any redemption or sinking fund provisions applicable to that series of preferred stock;

  •
  any voting rights of that series of preferred stock; and

  •
  the terms of any other preferences or rights applicable to that series of preferred stock.

        Permanent Global Preferred Securities.    A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to such series of preferred stock. The terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock will be described in the related prospectus supplement.

        Transfer Agent and Registrar.    The transfer agent and registrar for each series of preferred stock will be set forth in the prospectus supplement.

        Anti-Take-Over Effects.    Our board of directors may authorize, without shareholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our Common Stock. Preferred stock could thus be issued quickly with terms designed to delay or prevent a change in control or to make the removal of management more difficult. In certain circumstances, this could have the effect of decreasing the market price of our Common Stock.

Registration Rights of One of Our Shareholders

        One of our shareholders, Sanofi, has registration rights. Under the amended and restated investor agreement, as amended (the "Investor Agreement"), between us and such shareholder, such shareholder (and certain of its permitted transferees) may request that we file registration statements under the Securities Act and, upon such request and subject to minimum size and other conditions (such as the lock-up provisions set forth in the Investor Agreement), we will be required to use our best efforts to effect any such registration. We are not required to effect more than three such registrations. We are generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of all of these registrations.

Anti-Takeover Effects of Provisions of the Charter and By-Laws and New York corporate law

        For a description of anti-takeover effects of various provisions of our charter, by-laws, and the New York Business Corporation Law, please see "RISK FACTORS—Risks Related to Our Common Stock—The anti-takeover effects of provisions of our charter, by-laws, and of New York corporate law, as well as the contractual provisions in our investor and collaboration agreements and certain provisions of our compensation plans and agreements, could deter, delay, or prevent an acquisition or other "change of control" of us and could adversely affect the price of our Common Stock" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018.

DESCRIPTION OF DEBT SECURITIES

        The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt, our subordinated debt, or our junior subordinated debt. The debt securities we offer will be issued under an indenture between us and one or more financial institutions qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), to act as trustee. We may appoint more than one trustee under the indenture, each with respect to one or more series of debt securities. Each such trustee shall be a corporation or banking association organized and doing business in the United States that has a combined capital and surplus of at least $50,000,000. Debt securities, whether senior, senior subordinated, subordinated, or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger, and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with "original issue discount," or "OID," because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

  •
  the title;

  •
  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

  •
  the maturity date;

  •
  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the form and terms of any guarantee of any debt securities;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

  •
  provisions for a sinking fund purchase or other analogous fund, if any;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

  •
  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

  •
  create liens;

  •
  pay dividends, make distributions in respect of our capital stock and the capital stock of our subsidiaries or transfer assets;

  •
  redeem capital stock;

  •
  make investments or other restricted payments;

  •
  sell or otherwise dispose of assets;

  •
  enter into sale-leaseback transactions;

  •
  engage in transactions with stockholders and affiliates;

  •
  issue or sell stock of our subsidiaries; or

  •
  effect a consolidation or merger;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  information describing any book-entry features;

  •
  the procedures for any auction and remarketing, if any;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  if other than dollars, the currency in which the series of debt securities will be denominated; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

        The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

        Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Senior Debt Securities

        Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other existing and future unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our existing and future unsecured and unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt securities or additional senior subordinated debt securities.

Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt securities, additional senior subordinated debt securities, or additional subordinated debt securities.

Junior Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on junior subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated, and subordinated debt. We will set forth in the applicable prospectus supplement relating to any junior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the junior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt securities.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

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  the conversion or exchange period;

  •
  provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indenture and the debt securities.

        If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default

        Unless otherwise indicated, the term "Event of Default," when used in the indenture in respect of a series of debt securities, means any of the following:

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  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

  •
  events in bankruptcy, insolvency or reorganization of our company; or

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  any other Event of Default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue such series of debt securities.

        If an Event of Default with respect to debt securities of any series occurs and is continuing, other than an Event of Default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an Event of Default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding will be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or Event of Default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or Event of Default in accordance with the indenture.

        Subject to the terms of the indenture, if an Event of Default under the indenture occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

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  the holder has given written notice to the trustee of a continuing Event of Default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and those holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

        We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities, and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("defeasance"). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default ("covenant defeasance"). We may effect defeasance and covenant defeasance only if, among other things:

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  we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

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  we deliver to the trustee an opinion of counsel from a law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued or a change in U.S. federal income tax law.

        Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture; Waiver

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities of a series with respect to certain specific matters, including:

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  to cure any ambiguity, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "—Consolidation, Merger or Sale";

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  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

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  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

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  to provide for uncertificated debt securities and to make all appropriate changes for that purpose;

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  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default, or to surrender any of our rights or powers under the indenture; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication, and delivery of (including authentication and delivery on original issuance of the debt securities), the debt securities of a series (other than debt securities issued in bearer form) will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

        The indenture contains limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

        The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that if an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

        The indenture provides that neither our incorporator nor any of our past, present or future shareholders, officers or directors of our company or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles thereof.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of Common Stock, preferred stock, or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

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  the title of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, amount and terms of the securities for which the warrants are exercisable;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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  the aggregate number of warrants;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

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  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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  the maximum or minimum number of warrants that may be exercised at any time;

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  information with respect to book-entry procedures, if any; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase for cash the amount of Common Stock, preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the Common Stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

        The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see "Where You Can Find More Information" beginning on page 19 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement, and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers; or

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  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts, and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation:

  •
  in a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  through purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  in ordinary brokerage transactions and transactions in which a broker solicits purchasers;

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  in exchange for outstanding indebtedness; or

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  in privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

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  enter into option or other types of transactions that require us to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Stock under this prospectus; or

  •
  loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an Event of Default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an Event of Default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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  any delayed delivery arrangements;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

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  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

Underwriters and Agents

        Any public offering price and any discounts, commissions, concessions, or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents, or remarketing firms may be changed from time to time. Underwriters, dealers, agents, and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees, or discounts in the applicable prospectus supplement or pricing supplement, as the case may be. If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts, or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than the Common Stock which is listed on The Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, or warrants on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering of Common Stock, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, syndicate covering transactions, and stabilizing transactions. Short sales involve syndicate sales of Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing, or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Regeneron Pharmaceuticals, Inc. Our SEC filings are also available on our website at www.regeneron.com. Other than as specifically incorporated by reference into this prospectus, the information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

        The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 8, 2018.

  •
  Portions of our Definitive Proxy Statement on Schedule 14A filed on April 23, 2018 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 8, 2018.

  •
  Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2018, filed on May 3, 2018; for the quarterly period ended June 30, 2018, filed on August 2, 2018; and for the quarterly period ended September 30, 2018, filed on November 6, 2018.

  •
  Our Current Reports on Form 8-K filed on January 2, 2018; January 8, 2018 (solely as to Item 1.01 thereof); January 18, 2018; June 13, 2018; and October 12, 2018 (solely as to Item 8.01 thereof).

  •
  The description of our Common Stock set forth in a Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description (filing date October 15, 1996; Commission File No. 000-19034).

        We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

        You may request a copy of these documents by writing or telephoning us at:

Investor Relations Department
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
(914) 847-7000

$1,250,000,000 1.750% Senior Notes due 2030

$750,000,000 2.800% Senior Notes due 2050

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC
BofA Securities
J.P. Morgan
US Bancorp
Barclays
Citigroup
Fifth Third Securities
MUFG
Bank of Ireland
Citizens Capital Markets
Loop Capital Markets
PNC Capital Markets LLC

August 7, 2020